Exhibit 3.187

ARTICLES OF INCORPORATION

OF

SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC.

ARTICLE I – NAME

The name of this corporation is SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC. (the “Corporation”).

ARTICLE II – TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III – PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV – PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323.

ARTICLE V – CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI – REGISTERED AGENT

AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323; and the name of the initial registered agent of this Corporation at that address is Jay A. Martus.

ARTICLE VII – INITIAL BOARD OF DIRECTORS

The Corporation shall have three (3) initial directors. The number of directors may be either increased or decreased from time to time as provided by the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

Mitchell Eisenberg	Lewis Gold
1613 North Harrison Parkway	1613 North Harrison Parkway
Suite 200	Suite 200
Sunrise, FL 33323	Sunrise, FL 33323

Robert Coward
1613 North Harrison Parkway
Suite 200
Sunrise, FL 33323

ARTICLE VIII – INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Jay A. Martus, Esq.

1613 North Harrison Parkway, Suite 200

Sunrise, FL 33323

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 19th day of September, 2001.

/s/ Jay A. Martus
Jay A. Martus, Esq., Incorporator

2

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

That SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named Jay A. Martus as its agent to accept service of process within this state.

Sheridan Healthcare of North Florida, Inc.

1613 North Harrison Parkway

Suite 200

Sunrise, FL 33323

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and further, I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 19th day of September, 2001.

/s/ Jay A. Martus
Jay A. Martus, Registered Agent

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective September 20, 2001 under the name of SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC., Document No. P01 000092427.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC. (the “Corporation”) are as follows:

1. The name of the Corporation is Sheridan Healthcare of North Florida, Inc.

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation on January 15, 2001 in the manner prescribed by Section 607.1003, Florida Statutes, as follows:

RESOLVED, that Article I of the Articles of Incorporation of Sheridan Healthcare of North Florida, Inc. is hereby authorized to be amended in its entirety to read as follows, effective as of January 15, 2001:

ARTICLE I – NAME

The name of the corporation shall be Sheridan Children’s Healthcare Services of Virginia, Inc. (the “Corporation”), and its principal place of business, unless and until relocated, shall be located at 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323.

3. The foregoing Articles of Amendment to the Articles of Incorporation of Sheridan Healthcare of North Florida, Inc. shall be effective as of January 15, 2001.

CORPORATION:

SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC.

Date: January 22, 2002	By:	/s/ Jay A. Martus
Jay A. Martus, Vice President & Secretary

CERTIFICATE OF SECRETARY

JAY A. MARTUS, Secretary of SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC. certifies as follows:

1.	the foregoing Articles of Amendment to the Articles of Incorporation of SHERIDAN HEALTHCARE OF NORTH FLORIDA, INC. were adopted pursuant to a unanimous consent of the sole shareholder and all of the directors, dated as of January 22, 2001, to be effective as of January 15, 2001; and

2.	I have executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the sole shareholder and all of the directors.

/s/ Jay A. Martus
Jay A. Martus, Secretary